Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, an officer and/or director of ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the "Company"), has made, constituted and appointed, and by these presents does hereby make, constitute and appoint, ROY A. GUTHRIE, JOHN F. STILLO, CHESTER D. LONGENECKER and FREDERIC C. LISKOW, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power and authority of substitution and resubstitution, to execute for and on behalf of the undersigned, and in the name, place and stead of the undersigned, in any and all capacities, the Registration Statement on Form S-8 relating to shares of the Company's Class A Common Stock, par value $.01 per share, to be offered to eligible participants under the Associates First Capital Corporation Incentive Compensation Plan, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is registered, hereby granting unto said ROY A. GUTHRIE, JOHN F. STILLO, CHESTER D. LONGENECKER and FREDERIC C. LISKOW, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present, hereby fully ratifying and confirming all that said ROY A. GUTHRIE, JOHN F. STILLO, CHESTER D. LONGENECKER and FREDERIC C. LISKOW, or any of them, or their respective substitutes, if any, may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name, this 26th day of August, 1999.

/s/ Keith W. Hughes Keith W. Hughes
/s/ Roy A. Guthrie Roy A. Guthrie
/s/ John F. Stillo John F. Stillo
/s/ J. Carter Bacot J. Carter Bacot
/s/ Eric S. Dobkin Eric S. Dobkin
/s/ William M. Isaac William M. Isaac
/s/ Judy Jolley Mohraz Judy Jolley Mohraz
/s/ H. James Toffey, Jr. H. James Toffey, Jr.
/s/ Kenneth Whipple Kenneth Whipple